EXHIBIT 10.20

Escrow Agreement

This Escrow Agreement (this "Agreement"), dated as of November ___, 2015, among 2304101 Ontario Inc., a Canadian corporation having its principal place of business at 100 College Street, Suite 302, Toronto, ON M5G 1L5 (the "Company") and David Lubin & Associates, PLLC, a law firm having its principal place of business at 108 S. Franklin Avenue, Valley Stream, NY 11580 (the "Escrow Agent") and each Investor (as defined below) joining this Agreement from time to time. The Company and each Investor are sometimes referred to herein collectively as the "Escrow Parties."

WHEREAS, the Company wishes to create a segregated escrow account with the Escrow Agent on behalf of the Company and for the benefit of each Investor to deposit their funds until the Company reaches its required minimum amount in the offering (the "Offering") described in the Registration Statement on Form F-1 (333-207107) filed by the Company with the Securities and Exchange Commission and declared effective as of the date hereof;

WHEREAS, each Investor will delivering an amount equal to its total subscription in the Company (the "Deposit") to be held in a non-interest bearing escrow account established hereby until the Company reaches its required minimum amount, as Escrow Agent shall be notified in writing by the Company (the "Escrow Period"), unless earlier released in accordance with the terms hereof; and

WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Appointment of Agent.The Company, by its execution hereof, and each Investor, by its execution of its Subscription Confirmation and joinder hereto, hereby appoints the Escrow Agent as the agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

2. Establishment of Escrow.Following execution and delivery of this Agreement by the Company and the Escrow Agent, the Company shall, from time to time, cause each Investor executing and delivering an Investment Confirmation to the Company to deliver to the Escrow Agent a joinder signature page to this Agreement prior to or simultaneous with the Investor forwarding its Deposit to be deposited with the Escrow Agent, and Escrow Agent shall promptly upon request acknowledge to the Company and such Investor receipt of any funds so deposited. The Deposits and all additional amounts now or hereafter deposited with the Escrow Agent shall be referred to as the "Escrow Fund."

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3. Customer Identification and TIN Certification.To help the government fight terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each Investor that is subject to this Agreement or which has delivered a Deposit. For individuals that are Investors, the Escrow Agent requires a copy of a driver's license, passport or other form of photo identification. For business and other entities that are Investors, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity. The Escrow Agent also must obtain the name, address, taxpayer or other identification number, and other information for the Company.

The Company shall provide, and, at the time of or prior to delivery of an Investor's Deposit, the Company shall cause such Investor to provide, to the Escrow Agent a tax identification number for tax reporting purposes and a completed IRS Form W-9, and every individual executing the joinder signature page to this Agreement on behalf of a Investor shall provide to the Escrow Agent a copy of a driver's license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

4. Deposit of the Escrow Fund.The Escrow Agent shall deposit the Deposit of each Investor who has joined this Agreement and has provided an IRS Form W-9 to the Escrow Agent (the "Information Reporting Party") in a non-interest bearing deposit account at Bank of America (the "Sub-Account"). The Sub-Account is associated with a non-interest bearing master deposit account at Bank of America entitled David Lubin & Associates, PLLC Master Escrow Account (the "Master Account"). Investors shall initially wire their Deposits to the Master Account for the benefit of the Sub-Account.

The Sub-Accounts and the Master Account are "noninterest-bearing transaction accounts." The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

5. Release of the Escrow Fund.

(a) If (i) the Company has not reached its required minimum amount of $250,000 on or prior to 90 days from the date hereof (unless the Offering is extended by the board of directors of the Company) or (ii) the Offering is earlier terminated by the board of directors of the Company, then the Company shall promptly provide the Escrow Agent with written notification that the Offering is terminated and written instruction to release each Investors' Deposit and each Investor's Deposit shall be promptly returned to each Investor by wire transfer in accordance with wire transfer instructions set forth on the joinder page for each Investor or by check if the wire transfer instructions were not included on the joinder page.

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(b) If the Company decides not to accept an Investor after the Investor has made a deposit with the Escrow Agent, the Company provide a written notification of such to the Escrow Agent which then shall promptly return the Investor's Escrow Fund to such Investor in accordance with the wire transfer instructions set forth on the joinder page for such Investor or by cashier's check if the wire transfer instructions were not included on the joinder page.

(c) The Company shall provide the Escrow Agent with written notice when it has reached is required minimum amount and which time the Escrow Agent shall disburse the Escrow Fund to the Company.

(d) Notwithstanding anything to the contrary in this Agreement, if the Board of Directors of the Company determines to extend the expiration of the offering period, the Company shall send the Escrow Agent notice thereof and the Escrow Agent shall abide by such extended date.

6. Methods of Payment.All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by check, as elected by the Escrow Agent. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent's normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the payment, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

7. Responsibilities and Liability of Escrow Agent.

(a)Duties Limited.The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied or other duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b) Limitations on Liability of Escrow Agent.Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent's duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

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In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (a) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (b) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.

(c) Indemnification of Escrow Agent.The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence.

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(d) Authority to Interplead.The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

8. Termination.This Agreement and all the obligations of the Escrow Agent shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

9. Removal of Escrow Agent.The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

10. Resignation of Escrow Agent.The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days' prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

11. Accounting.At the request of the Company, the Escrow Agent shall render to the Company a written statement setting forth the balance of each Investor's Escrow Fund.

12. Survival.Notwithstanding anything in this Agreement to the contrary, the provisions of Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

13. Escrow Agent Fees, Costs, and Expenses.In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Escrow Agent shall charge a onetime administrative fee of $2,500 payable upon the earlier to occur of the disbursement of the Escrow Funds to the Company or the return of the Deposits to the Investors, and shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection the Escrow Fund. The Companyacknowledges its obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent under this Agreement remain unpaid on the date such distribution would otherwise be made.

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14. Notices.All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have given to the Escrow Agent on the actual date received:

If to the Company:

100 College Street

Suite 302

Toronto, ON M5G 1L5

Fax No: (416)435-9112

If to an Investor:

To the address indicated on its Joinder Signature Page

If to the Escrow Agent:

David Lubin, Esq.

David Lubin & Associates, PLLC

108 S. Franklin Avenue, Suite 10

Valley Stream, NY 11580

Fax No.: (516) 887-8250

Any notice, except notice by the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.

15. Modifications; Waiver.This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

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16. Further Assurances.If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

17. Assignment.This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor bank or other qualified bank entity.

18. Section Headings.The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

19. Governing Law.This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

20. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

230410 ONTARIO INC. BY: ________________________ NAME: _____________________ TITLE: _____________________
DAVID LUBIN & ASSOCIATES, PLLC BY: ________________________ NAME: _____________________ TITLE: _____________________

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INVESTOR JOINDER SIGNATURE PAGE

INVESTOR'S NAME:

SIGNATURE:

NAME OF SIGNER (IF AN ENTITY):

TITLE OF SIGNER (IF AN ENTITY):

ADDRESS:

EIN/TIN: ___________________________________DOB (IF AN INDIVIDUAL): _______________________________________

STATE OF FORMATION (IF AN ENTITY):

WIRING INSTRUCTIONS:

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